Exhibit 99.1

Power Solutions International Announces New Credit Agreement with Standard

Chartered Bank and New Shareholder Loan Agreement with Weichai America

WOOD DALE, IL, September 6, 2024– Power Solutions International, Inc. (the “Company” or “PSI”) closed on its new uncommitted senior secured revolving credit agreement (the “Credit Agreement”), with Standard Chartered Bank (“Standard Chartered”) and two other lenders. The Credit Agreement allows the Company to borrow up to $120 million at a lower interest rate than previously available and expires on August 30, 2025.

As part of the closing of the Credit Agreement, the Company made an initial draw in the amount of $100 million. The Company utilized the amount drawn under the Credit Agreement (i) to repay the outstanding balance of approximately $40 million under the Company’s credit agreement, dated March 22, 2024, by and among the Company and Standard Chartered (the “Existing Credit Agreement”); and (ii) to repay the total outstanding balance of approximately $60 million under the $30M Second Amended and Restated Shareholder’s Loan Agreement, dated as of March 22, 2024 between PSI and its majority shareholder, Weichai America Corp. (“Weichai”), and the $25M Third Amended and Restated Shareholder’s Loan Agreement, dated as of May 20, 2024 between PSI and Weichai, the $50M Second Amended and Restated Shareholder’s Loan Agreement, dated as of November 29, 2023 between PSI and Weichai (all together, the “Existing Shareholder’s Loan Agreements”).

The Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the fourth quarter of 2024 and the first and second quarters of 2025. Borrowings under the Credit Agreement will incur interest at the applicable Secured Overnight Financing Rate (“SOFR”) plus 2.00% per annum.

The obligations under the Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Credit Agreement, on August 30, 2024, the Company also entered into a new shareholder’s loan agreement (the “Shareholder’s Loan Agreement”) with Weichai, which allows the Company to borrow up to $105 million and expires August 31, 2025. The payment of the borrowings under the Shareholder’s Loan Agreement is subordinated in all respects to the Credit Agreement with Standard Chartered except that the Company is allowed to make a single payment of $10 million to Weichai. As of September 4, 2024, the outstanding principal balance under the Shareholder’s Loan Agreement is $35 million.

The Shareholder’s Loan Agreement is subject to customary events of default and covenants. Borrowings under the Shareholder’s Loan Agreement will incur interest at the applicable “SOFR” plus 4.05% per annum.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may involve risks and uncertainties. These statements often include words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are not guarantees of performance or results, and they involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect the Company’s results of operations and liquidity and could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the Company’s forward-looking statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation: the impact of the macro-economic environment in both the U.S. and internationally on our business and expectations regarding growth of the industry; uncertainties arising from global events (including the Russia-Ukraine and Israel-Hamas conflicts), natural disasters or pandemics, and their impact on material prices; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth; the ability to develop and successfully launch new products; labor costs and other employment-related costs; loss of suppliers and disruptions in the supply of raw materials; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber-attacks; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports, the impact of supply chain interruptions and raw material shortages, including compliance disruptions such as the UFLPA delaying goods from China; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Randall D. Lehner

General Counsel

630-373-1637

rlehner@psiengines.com